Exhibit 10.01

AMENDED

STRAYER EDUCATION, INC.

1996 STOCK OPTION PLAN

May 21, 2001

20.	EFFECT OF CHANGES IN CAPITALIZATION	23

	20.1. Changes in Stock	23

	20.2. Reorganization With Corporation Surviving	23

	20.3. Other Reorganizations; Sale of Assets or Stock	23

	20.4. Adjustments	24

	20.5. No Limitations on Corporation	24

21.	WITHHOLDING	25

22.	DISCLAIMER OF RIGHTS	25

23.	NONEXCLUSIVITY	25

AMENDED
STRAYER EDUCATION, INC.
1996 STOCK OPTION PLAN

                        STRAYER EDUCATION, INC., a Maryland corporation (the “Corporation”), sets forth herein the terms of the Amended 1996 Stock Option Plan (the “Plan”) as follows:

1.       PURPOSE

                        The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to remain in the employ of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an “Option”) is intended to be an “incentive stock option” (“Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the “Code”), except (a) to the extent that any such Option would exceed the limitations set forth in Section 7 hereof, (b) for Options specifically designated at the time of grant as not being “incentive stock options” and (c) for Options granted to directors who are not officers or other employees of the Corporation or any subsidiary.

2.       ADMINISTRATION

            2.1       Board

                        The Plan shall be administered by the board of directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final and conclusive. For purposes of the Plan an Award shall mean the grant of an Option or Restricted Stock and an Award Agreement shall mean an Option Agreement (as defined in Section 8) or a Restricted Stock Agreement (as defined in Section 15).

            2.2       Committee

                        The Board may from time to time appoint a Stock Option Committee (the “Committee”) which may, in the discretion of the Board, be the Compensation Committee of the Board. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2.1 hereof, as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of the Corporation and applicable law. In the event that the Plan or any Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 2.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

            2.3       No Liability

                        No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Award granted or Award Agreement entered into hereunder.

3.       STOCK

                        The stock that may be issued pursuant to Awards granted under the Plan shall be shares of Common Stock of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of Stock, which number of shares is subject to adjustment as provided in Section 20 hereof; provided further that no more than twenty percent (20%) of the shares of Stock may be issued pursuant to the grant of Restricted Stock. If any Award is forfeited, expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised or forfeited portion of such Award shall be available for future Awards granted under the Plan.

4.       ELIGIBILITY

                        Awards may be granted under the Plan to any: (i) officer or employee of the Corporation or any “subsidiary corporation” thereof within the meaning of Section 424(f) of the Code (a “Subsidiary”), (ii) director (including a non-employee director), (iii) consultant, or (iv) other person determined to be in the best interests of the Corporation as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. An individual may hold more than one Award, subject to such restrictions as are provided herein.

5.       EFFECTIVE DATE AND TERM

            5.1       Effective Date

                        The Plan shall become effective as of the date of adoption by the Board, subject to stockholders’ approval of the Plan within one year of such effective date; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Awards granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Awards granted hereunder shall be null, void and of no effect.

            5.2       Term

                        The Plan shall terminate on May 21, 2011.

6.       GRANT OF OPTIONS

            6.1       General

                        The Plan shall become effective as of the date of adoption by the Board. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine (“Optionees”) Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code. Without limiting the foregoing, the Board may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board)

shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person in a single calendar year is 350,000 shares; which number shall be subject to adjustment in accordance with Section 20.

            6.2       Eligible Directors (Non-Employee Directors)

                        For purposes of this Section 6.2 an “Eligible Director” means a person elected to serve on the Board at or after the 2001 meeting of the Corporation’s stockholders who is not an officer or other salaried employee of the Corporation or any Subsidiary; provided, that, partners and employees of preferred stockholders of the Corporation shall not be Eligible Directors. Each Eligible Director shall be granted an Option to purchase 10,000 shares on the 10th trading day after the date of the first annual meeting of the Corporation’s stockholders following the Eligible Director’s initial election to the Board. This Award of 10,000 shares shall be made automatically and shall not require any further Board action. The Option Price of this Award shall be the average of the closing prices of the Corporation’s Stock for the first 10 trading days after the annual meeting multiplied by the sum of one (1) plus the interest rate on five year treasury notes applicable on that day. The foregoing number of shares shall be subject to adjustment pursuant to Section 20 below.

7.       LIMITATION ON INCENTIVE STOCK OPTIONS

                        An Option (other than an Option described in Section 1(b) hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

8.       OPTION AGREEMENTS

                        All Options granted pursuant to the Plan shall be evidenced by written agreements (“Option Agreements”) to be executed by the Corporation and the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option

Agreements shall comply with all terms of the Plan and any applicable employment agreement.

9.       OPTION PRICE

                        The purchase price of each share of the Stock subject to an Option (the “Option Price”) shall be fixed by the Board, shall be not less than the fair market value of a share of the Stock covered by the Option and shall be stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the fair market value of a share of the Stock covered by the Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted.

                        In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10.       TERM AND EXERCISE OF OPTIONS

            10.1     Term

                        Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

            10.2     Exercise by Optionee

                        Only the Optionee receiving an Option (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative, and in the case of the Optionee’s death, the Optionee’s estate) may exercise the Option.

            10.3     Option Period and Limitations on Exercise

                        Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Board shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 5.1 hereof.

            10.4     Method of Exercise

                        An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Board, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the President and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 hereof ) (“Fair Market Value”) on the date of exercise; or (c) by a combination of the methods described in Sections 10.4(a) and 10.4 (b) hereof; provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price; provided, further, that additional shares of Stock may be withheld upon a broker-assisted cashless exercise for the purpose of paying withholding taxes in accordance with Section 21. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

                        Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 20 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.       TRANSFERABILITY OF OPTIONS

                        No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

12.       TRANSFERABILITY OF STOCK PURCHASED PURSUANT TO INCENTIVE STOCK OPTION

                        An Optionee shall be required to give notice to the Corporation if Stock acquired pursuant to an Incentive Stock Option is sold, pledged, assigned, transferred or otherwise disposed of by the Optionee within two years from the date of grant of such Incentive Stock Option or within one year after the transfer of such Stock to the Optionee; provided, however that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code shall not be deemed to be such a disposition.

13.       TERMINATION OF EMPLOYMENT

                        The Board may provide, by inclusion of appropriate language in any Option Agreement or applicable employment agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.2 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan only and unless otherwise stated in the applicable Award Agreement, an Optionee’s change in position or duties shall not result in interrupted or terminated employment, so long as such Grantee continues to be an employee, officer, director of, or consultant to the Corporation or a Subsidiary.

14.       RIGHTS IN THE EVENT OF DEATH OR DISABILITY

            14.1     Death

                        If an Optionee dies while employed by the Corporation or a Subsidiary or within the period following the termination of employment during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof), at any time within one year after the date of such Optionee’s death and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise any Option held by such Optionee at the date of such Optionee’s death, to the extent such Option was exercisable immediately prior to such Optionee’s death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement or applicable employment agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee’s estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10.3 hereof), in whole or in part, at any time subsequent to such Optionee’s death and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

            14.2     Disability

                        If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Section 22(e) (3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, to the extent such Option was exercisable immediately prior to such termination of employment; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement or applicable employment agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

15.       RESTRICTED STOCK

            15.1     Grant of Restricted Stock

                        The Board may from time to time grant shares of Stock subject to restrictions (“Restricted Stock”) to persons eligible to receive Awards under Section 4 hereof (“Grantees”), subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by services already rendered).

            15.2     Restrictions.

                        At the time a grant of Restricted Stock is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock. Each Award of Restricted Stock may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

            15.3     Restricted Stock Certificates.

                        The Corporation shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Corporation shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Corporation or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

            15.4     Rights of Holders of Restricted Stock.

                        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

            15.5     Termination of Employment.

                        Unless the Board otherwise provides in an Award Agreement, in applicable employment agreement, or in writing after the Award Agreement is issued, upon the termination of a Grantee’s employment with the Corporation or a Subsidiary, any shares Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

            15.6     Purchase of Restricted Stock.

                        The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Corporation at a purchase price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock.

            15.7     Delivery of Stock.

                        Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

16.       USE OF PROCEEDS

                        The proceeds received by the Corporation from the sale of Stock pursuant to Options or Restricted Stock granted under the Plan shall constitute general funds of the Corporation.

17.       SECURITIES LAWS

                        The Corporation shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon exercise of any Award or the lapse of restrictions of any Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Award or the issuance of shares pursuant to an Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18.       EXCHANGE ACT: RULE 16b-3

                        During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934 it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

19.       AMENDMENT AND TERMINATION

                        The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been granted. The Corporation also may retain the right in an Award Agreement to cause a forfeiture of the shares or gain realized by an Optionee or Grantee on account of the Optionee taking actions in “competition with the Corporation,” as defined in the applicable Award Agreement. Furthermore, the Corporation may, in the Award Agreement, retain the right to annul the grant of an Option if the holder of such grant was an employee of the Corporation or a Subsidiary and is terminated “for cause,” as defined in the applicable Award Agreement. Except as permitted under Section 20 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee or Grantee, alter or impair rights or obligations under any Award theretofore granted under the Plan.

20.       EFFECT OF CHANGES IN CAPITALIZATION

            21.1     Changes in Stock

                        If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Awards are outstanding, so that the proportionate interest of the Optionee or Grantee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

            21.2     Reorganization With Corporation Surviving

                        Subject to Section 20.3 hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

            21.3     Other Reorganizations; Sale of Assets or Stock

                        Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

                        In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional limitations that the Board may, in its sole discretion, include in any Option Agreement. The Board shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders. Unless otherwise provided in the applicable Restricted Stock Agreement, all restrictions applicable to Awards of Restricted Stock shall lapse immediately prior to the occurrence of an event described in the first paragraph of this Section 20.3.

            21.4     Adjustments

                        Adjustments under this Section 20 relating to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

            21.5     No Limitations on Corporation

                        The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

22.       WITHHOLDING

                        The Corporation shall have the right to withhold, or require an Optionee or Grantee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options or lapse of restrictions or other taxable event with respect to Restricted Stock. To the extent permissible under applicable tax, securities and other laws and authorized by the Corporation in the Award Agreement or at the time of such payment, the Optionee or Grantee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee or Grantee is entitled as a result of the exercise of an Option or grant of Restricted Stock to satisfy withholding requirements under this Section 21.

23.       DISCLAIMER OF RIGHTS

                        No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

24.       NONEXCLUSIVITY

                        Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under the Plan.

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                        The Plan was duly adopted and approved by the Board on July 24, 1996 and was duly approved by the stockholders of the Corporation on July 24, 1996. On March 16, 2001, the Board and stockholders of the Corporation approved an amendment to the Plan increasing the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan to 2,500,000. The Plan was further amended by the Board on April 23, 2001, and approved by the stockholders of the Corporation on May 21, 2001.